Exhibit 7.1

Securities and Exchange Commission

Gentlemen:

We hereby confirm that the Board of Directors of ProGaming Platforms Corp. discussed the matters disclosed in the Form 8-K dated March 30, 2012, and we agree with the disclosures made in the filing relating to the restatement of the Company's financial statements for the year ended December 31, 2010.

/s/ Yarel & Partners
Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel
May 7, 2012

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